Exhibit 32(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-QSB of CommerceFirst Bancorp, Inc. for the three months ended June 30, 2006, I, Lamont Thomas, Executive Vice President and Chief Financial Officer of CommerceFirst Bancorp, Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-QSB for the three months ended June 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-QSB for the three months ended June 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of CommerceFirst Bancorp, Inc.

/s/ Lamont Thomas
Lamont Thomas
Executive Vice President and Chief Financial Officer